Exhibit 21.1

List of Subsidiaries of Central Puerto S.A.

Subsidiary	Jurisdiction of incorporation	Name under which the subsidiary does business
Central Vuelta de Obligado S.A.	City of Buenos Aires	Central Vuelta de Obligado

Proener S.A.U.	City of Buenos Aires	Proener

CP Renovables S.A.	City of Buenos Aires	CP Renovables

CP Achiras II S.A.U. (formerly CP Güemes S.A.U.)	City of Buenos Aires	CP Achiras II

CP Patagones S.A.U.	City of Buenos Aires	CP Patagones

CP La Castellana S.A.U.	City of Buenos Aires	CP La Castellana

CP Achiras S.A.U.	City of Buenos Aires	CP Achiras

Parques Eólicos Australes S.A.	City of Buenos Aires	Parques Eólicos Australes

Central Aimé Painé S.A.	City of Buenos Aires	Central Aimé Painé

Termoeléctrica José de San Martín S.A.	City of Buenos Aires	Termoeléctrica José de San Martín

Termoeléctrica Manuel Belgrano S.A.	City of Buenos Aires	Termoeléctrica Manuel Belgrano

Inversora de Gas del Centro S.A.	City of Buenos Aires	Inversora de Gas del Centro

Distribuidora de Gas del Centro S.A.	City of Buenos Aires	Distribuidora de Gas del Centro

Inversora de Gas Cuyana S.A.	City of Buenos Aires	Inversora de Gas Cuyana

Distribuidora de Gas Cuyana S.A.	City of Buenos Aires	Distribuidora de Gas Cuyana

Transportadora de Gas del Mercosur S.A.	City of Buenos Aires	TGM